UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COMPRESSCO PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	94-3450907
(State of incorporation or organization)	(IRS Employer Identification No.)
101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma 73102
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Units Representing Limited Partner Interests	NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-155260
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common units representing limited partner interests in Compressco Partners, L.P. (the “Registrant”) is set forth under the captions “Summary—The Offering,” “ Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-155260), initially filed with the Securities and Exchange Commission on November 10, 2008, as amended, pursuant to the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Compressco Partners, L.P.

By:	Compressco Partners GP Inc.
Its General Partner

By:	/s/ Ronald J. Foster Ronald J. Foster
President
Dated: June 3, 2011